SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20349

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) : July 29, 2004

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1001 North 19th Street, Suite 2000
Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:
(703) 522-1315

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

Item 5:  Other Events

AES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended June 30,		Six Months Ended June 30,
($ in millions, except per share amounts)	2004	2003	2004	2003

Revenues	$2,263	$1,992	$4,520	$3,903
Cost of sales	(1,615)	(1,453)	(3,192)	(2,790)
GROSS MARGIN	648	539	1,328	1,113

Corporate and business development expenses	(42)	(32)	(90)	(61)
Other operating income (expense), net	5	(16)	5	(38)
OPERATING INCOME	611	491	1,243	1,014

Interest expense, net	(390)	(462)	(814)	(893)
Other nonoperating (expense) income, net	(4)	92	(18)	107
Foreign currency transaction (losses) gain	(55)	107	(63)	189
Loss on sale of investments	—	(24)	(1)	(24)
Equity in earnings of affiliates	23	21	39	45
INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	185	225	386	438

Income tax expense	(59)	(66)	(123)	(127)
Minority interest expense, net	(59)	(20)	(122)	(41)
INCOME FROM CONTINUING OPERATIONS	67	139	141	270

Loss from operations of discontinued components (net
of income tax benefits of $6, $24, $4, and $28, respectively)	(29)	(268)	(55)	(304)
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	38	(129)	86	(34)

Cumulative effect of accounting change (net of income tax benefit of $1)	—	—	—	(2)
NET INCOME (LOSS)	$38	$(129)	$86	$(36)

DILUTED EARNINGS (LOSS) PER SHARE
Income from continuing operations	$0.10	$0.24	$0.22	$0.47
Discontinued operations	(0.04)	(0.46)	(0.09)	(0.53)
Cumulative effect of accounting change	—	—	—	—
Total	$0.06	$(0.22)	$0.13	$(0.06)

Diluted weighted average shares outstanding (in millions)	643	583	638	575

AES CORPORATION

SEGMENT INFORMATION

	Quarter Ended June 30,		Six Months Ended June 30,
($ in millions)	2004	2003	2004	2003

BUSINESS SEGMENTS

REVENUES
Contract Generation	$868	$735	$1,736	$1,451
Competitive Supply	248	196	491	425
Large Utilities	834	778	1,652	1,480
Growth Distribution	313	283	641	547
Total revenues	$2,263	$1,992	$4,520	$3,903

GROSS MARGIN
Contract Generation	$326	$286	$685	$576
Competitive Supply	53	45	117	114
Large Utilities	207	163	401	328
Growth Distribution	62	45	125	95
Total gross margin	$648	$539	$1,328	$1,113

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST
Contract Generation	$208	$142	$398	$311
Competitive Supply	38	41	93	111
Large Utilities	93	91	210	164
Growth Distribution	8	57	39	95
Corporate	(162)	(106)	(354)	(243)
Total income before income taxes and minority interest	$185	$225	$386	$438

GEOGRAPHIC SEGMENTS

REVENUES
North America	$534	$507	$1,080	$1,053
Caribbean	407	373	797	720
South America	909	796	1,788	1,471
Europe/Africa	238	209	513	445
Asia	175	107	342	214
Total revenues	$2,263	$1,992	$4,520	$3,903

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST
North America	$123	$100	$241	$219
Caribbean	52	20	113	77
South America	61	144	153	212
Europe/Africa	48	24	105	85
Asia	63	43	128	88
Corporate	(162)	(106)	(354)	(243)
Total income before income taxes and minority interest	$185	$225	$386	$438

AES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

($ in millions, except per share amounts)	June 30, 2004	December 31, 2003

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,248	$1,737
Restricted cash	303	288
Short term investments	150	189
Accounts receivable, net of reserves of $262 and $291, respectively	1,165	1,211
Inventory	366	376
Receivable from affiliates	3	3
Deferred income taxes - current	152	136
Prepaid expenses	87	64
Other current assets	804	677
Current assets of held for sale and discontinued businesses	206	205
Total current assets	4,484	4,886

PROPERTY, PLANT AND EQUIPMENT
Land	710	733
Electric generation and distribution assets	21,538	21,076
Accumulated depreciation	(4,797)	(4,587)
Construction in progress	785	1,278
Property, plant and equipment, net	18,236	18,500

OTHER ASSETS
Deferred financing costs, net	468	430
Investment in and advances to affiliates	666	648
Debt service reserves and other deposits	615	617
Goodwill, net	1,376	1,378
Deferred income taxes - noncurrent	746	781
Long-term assets of held for sale and discontinued businesses	700	750
Other assets	1,706	1,976
Total other assets	6,277	6,580
TOTAL ASSETS	$28,997	$29,966

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,083	$1,225
Accrued interest	352	561
Accrued and other liabilities	1,252	1,156
Current liabilities of held for sale and discontinued businesses	752	699
Recourse debt-current portion	—	77
Non-recourse debt-current portion	1,819	2,769
Total current liabilities	5,258	6,487

LONG-TERM LIABILITIES
Recourse debt	5,493	5,862
Non-recourse debt	11,025	10,930
Deferred income taxes	1,062	1,113
Long-term liabilities of held for sale and discontinued businesses	15	94
Pension liabilities	865	947
Other long-term liabilities	2,939	3,083
Total long-term liabilities	21,399	22,029

Minority Interest, including discontinued businesses of $12 and $12, respectively	1,166	805

STOCKHOLDERS’ EQUITY
Common stock	6	6
Additional paid-in capital	5,465	5,737
Accumulated deficit	(1,017)	(1,103)
Accumulated other comprehensive loss	(3,280)	(3,995)
Total stockholders’ equity	1,174	645
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,997	$29,966

AES CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

($ in millions)	June 30, 2004	June 30, 2003

OPERATING ACTIVITIES
Net income	$86	$(36)
Adjustments:
Depreciation and amortization – continuing and discontinued operations	399	378
Cumulative effect of change in accounting principle	—	3
Other non-cash charges	419	85
Working capital, (net)	(294)	306
Net cash provided by operating activities	610	736

INVESTING ACTIVITIES
Property additions	(377)	(573)
Proceeds from the sales of assets	36	689
Increase (decrease) in restricted cash and other	14	(243)
Net cash used in investing activities	(327)	(127)

FINANCING ACTIVITIES
Borrowings under the revolving credit facilities, net	—	(8)
Issuance of non-recourse debt and other coupon bearing securities	1,725	2,521
Repayments of non-recourse debt and other coupon bearing securities	(2,351)	(2,604)
Payments for deferred financing costs	(65)	(68)
Issuance of common stock, net	4	335
Other financing	(54)	4
Net cash (used in)/provided by financing activities	(741)	180
Effect of exchange rate changes on cash	(34)	35
Total (decrease) increase in cash and cash equivalents	(492)	824
Increase in cash and cash equivalents of discontinued operations and businesses held for sale	3	57
Cash and cash equivalents, beginning	1,737	792
Cash and cash equivalents, ending	$1,248	$1,673

Item 12.  Results of Operations and Financial Condition

On July 29, 2004, the AES Corporation issued a press release setting forth its second quarter financial results. A copy of the release is attached hereto as Exhibit 99.1 and incorporated by reference solely in Item 12 of the Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

Date: July 29, 2004	By:	/s/ Vincent W. Mathis
		Name:	Vincent W. Mathis
		Title:	Assistant General Counsel

EXHIBIT INDEX

No.	Description
99.1	Press Release dated July 29, 2004